                                                                  EXHIBIT 10.34

                                    AGREEMENT

     This Agreement, entered into this 18 day of February, 2000, by and between Protein Polymer Technologies, Inc., a corporation of Delaware, having a principal place of business at 10655 Sorrento Valley Road, First Floor, San Diego, CA 92121 (hereinafter "PPT"), and Sanyo Chemical Industries, Ltd. a corporation of Japan, having its principal place of business at 11-1 Ikkyo Nomoto-cho, Higashiyama-ku, Kyoto 605-0995, Japan (hereinafter "Sanyo");

Recitals

     1. PPT states that it is the owner of PPT Patents and, to its knowledge, PPT Know-How, as defined hereinbelow, and is the exclusive licensee under certain other patent rights, and a non-exclusive licensee under other patent rights relating to the manufacture, use and sale of Proteinaceous Polymers effective in promoting cell culture, and of Coated Products, as herein defined.

     2. The parties desire to enter into an agreement under which Sanyo is exclusively licensed by PPT under PPT Patent Rights, as herein defined, and for the use of PPT Know-How in the manufacture, use and sale of Licensed Products in fields further defined herein as the Sanyo Field.

     The parties, therefore, agree as follows:

                             ARTICLE 1: DEFINITIONS

     As used in this Agreement, the following terms shall have the following definitions:

     1.1 "PPT Patents" shall mean patents owned by PPT as listed on attached
Schedule 1.1, all continuations, divisionals, continuations-in-part, and reissues thereof, rights under any re-examinations certificates relating thereto, and all foreign counterparts of any of the listed patents or aforesaid continuations-in-part.

     1.2 "PPT Patent Rights" shall mean PPT's rights under PPT patents.

     1.3 "Proteinaceous Polymer" shall mean a proteinaceous polymer which has segments containing the amino acid sequences RGD or IKVAV (defined by standard single letter amino acid designations) useful in promoting cell culture.

     1.4 "Coated Product" shall mean any formed object made of another polymer, resin, glass, or metal and coated with a Proteinaceous Polymer.

     1.5 "Cell Line" means a microorganism or cell line which contains a nucleotide sequence which encodes a Proteinaceous Polymer.

     1.6 "Licensed PPT Cell Lines" shall mean E. coli strain EC003 containing the plasmid pPT0101 used to produce ProNectin(R) F or the plasmid pPT0278 used to produce ProNectin(R) L.

     1.7 "Cell Line Growth Information" shall mean all information necessary to establish in Sanyo's possession Licensed PPT Cell Lines producing ProNectin(R) F and ProNectin(R) L in the quantity and quality described in PPT's letter to Sanyo dated February 18, 2000.

     1.8 "PPT Know-How" shall mean the information and documentation required for Sanyo to:

     (a) store and grow by fermentation the Licensed PPT Cell Lines and induce their production of ProNectin(R) F and ProNectin(R) L;

     (b) purify ProNectin(R) F and ProNectin(R) L from biomass obtained by fermentation;

     (c) analyze ProNectin(R)F and ProNectin(R)L for their purity, cell attachment activity, and leachable endotoxin content;

     (d)  prepare ProNectin(R)F Diluent and ProNectin(R)L Diluent;

     (e)  prepare ProNectin(R)F+ from ProNectin(R)F;

     (f) bottle and sterilize by autoclaving ProNectin(R) F in 1 and 5 mg quantities, ProNectin(R) L in 1 mg quantity, ProNectin(R) F+ in 1 mg quantity; ProNectin(R) F Diluent in 1 and 5 mL volumes, and ProNectin(R) L Diluent in 1 mL volume;

     (g) analyze the fill weights, fill volumes, and sterility of the products specified in (f);

     (h) coat ProNectin(R)F on non-tissue culture treated, non-sterile 6, 24-, and 96-well plates, and 35, 60, and 100 mm dishes;

     (i)  sterilize by e-beam irradiation the Coated Products specified in (h);
          and

     (j) analyze the cell attachment activity, leachable endotoxin content, and sterility of the products specified in (h);

as practiced by PPT in its commercial production of the products specified in
(f) and (h) above.

     1.9 "Sanyo Field" shall mean the manufacture, use, sale, importation and/or exportation of Protelnaceous Polymers, including derivatives and Coated Products thereof, for in vitro cell attachment and culture and/or for use under the limitations of a "For Research Use Only" label, where the use is based upon the cellular receptor binding activity of the RGD or IKVAV amino acid sequence. Without limiting the foregoing, the Sanyo Field shall include uses for: (i) screening of drugs and other bioactive materials; (ii) quality control and other analytical applications in research and/or development; and (iii) quality control and other analytical applications in the manufacture of other products. The Sanyo Field shall not include the manufacture, use, sale, importation and/or exportation of Proteinaceous Polymers, including derivatives and Coated Products thereof, for use in therapeutic, device, or diagnostic products that require approval for marketing by any regulatory authority.

     1.10 "Licensed Products" shall mean the Proteinaceous Polymers ProNectin(R)F and ProNectin(R)L, including derivatives and Coated Products thereof, as listed on attached Schedule 1.2.

     1.11 "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with, a party. "Control" as used in this Paragraph 1.11 shall mean ownership of fifty percent (50% or more of the entity in question.

     1.12 "Date of this Agreement" shall be the date first written hereinabove.

                            ARTICLE 2: LICENSE GRANT

     2.1 PPT grants to Sanyo an exclusive, world-wide, irrevocable paid up license under PPT Patents and PPT Patent Rights for the use of PPT Know-How and Licensed PPT Cell Lines solely to make, have made, use, sell, offer for sale, import and/or export Licensed Products within the Sanyo Field.

     2.2 The rights granted under Paragraph 2.1 hereof shall include the right to grant sublicenses, including the right to pass on to customers, distributors and ultimate users the right to use any Licensed Product within the Sanyo Field. Sanyo shall be fully responsible for enforcing the terms and conditions of this Agreement with respect to any such sublicensees.

     2.3 PPT agrees to assign, and hereby does assign, to Sanyo its entire right and interest, if any, under the SUBLICENSE AGREEMENT FOR RGD-CONTAINING ENGINEERED PROTEIN POLYMERS, dated October 1, 1991, originally entered into between PPT and Teljos Pharmaceuticals, Inc. (hereinafter "Telios").

     2.4 PPT agrees to assign, and hereby does assign, to Sanyo its entire right and interest under the PHS PATENT LICENSE AGREEMENT-NONEXCLUSIVE, dated November 27, 1996, entered into between National Institutes of Health ("NIH") and PPT ("AGREEMENT") and shall notify NIH of the assignment of the AGREEMENT to Sanyo by PPT within ten (10) days from the Date of this Agreement.

                         ARTICLE 3: TRADEMARK ASSIGNMENT

     3.1 PPT agrees to assign, and hereby does assign, to Sanyo the entire right, title and interest in and to the trademarks "PRONECTIN,' "PRONECTIN F", "PRONECTIN L', and "SMARTPLASTIC" and the good will appurtenant thereto throughout the world for use on or in connection with polymeric proteins, peptides, products comprising polymeric proteins or peptides, and other related products and services, including the U.S. trademark registrations 1,705,720 and 2,168,749.

     3.2 PPT agrees not to use or adopt any trademark or service mark that is confusingly similar to "PRONECTIN," "PRONECTIN F', "PRONECTIN L", or "SMARTPLASTIC" when applied to goods or services offered or promoted by PPT or any Affiliate of PPT.

                  ARTICLE 4: TECHNOLOGY TRANSFER AND SERVICES

     4.1 Within thirty (30) days after the Date of this Agreement, PPT shall deliver to Sanyo sufficient quantities of Licensed PPT Cell Lines to enable Sanyo to establish the Licensed PPT Cell Lines and provide to Sanyo the PPT Know-How, including the Cell Line Growth Information.

     4.2 PPT agrees to maintain a stock of Licensed PPT Cell Lines, and provide additional quantities of the Licensed PPT Cell Lines to Sanyo within fifteen (15) days of Sanyo's written request, for a period not to exceed one (1) year from the Date of this Agreement, in order to ensure that Sanyo is enabled to establish the Licensed PPT Cell Lines according to the Cell Line Growth Information. Sanyo shall pay PPT for all reasonable costs incurred by PPT in delivering additional quantities of Licensed PPT Cell Lines to Sanyo pursuant to this Paragraph 4.2. If Sanyo notifies PPT within the one (1) year period that Sanyo is not able to establish the Licensed PPT Cell Lines using such additional quantities of the Licensed PPT Cell Lines, PPT shall establish the Licensed PPT Cell Lines for Sanyo and provide Sanyo with such Cell Lines at the expense of Sanyo. Sanyo shall provide written notice to PPT once it has established the Licensed PPT Cell Lines according to the Cell Line Growth Information and thereafter, or upon expiration of such one (1) year period, PPT shall have no further obligation to provide the Licensed PPT Cell Lines to Sanyo.

     4.3 Upon request of Sanyo, PPT shall train Sanyo's personnel at PPT's facility in San Diego, California, in the bulk manufacture of ProNectin(R) L, using PPT Cell Lines, by conducting fermentation, purification, and analyses of the product demonstrating that it meets specifications, provided that PPT's obligation to train such personnel shall be limited to one (1) man-month within two (2) months of the Date of this Agreement. The expenses of transport, food and lodging of such personnel in connection with such training shall be paid by Sanyo. All other training expenses shall be paid by PPT.

     4.4 For a period of one (1) year from the Date of this Agreement, upon the written or oral request of Sanyo concerning the practice of PPT Know-How, PPT shall give Sanyo advice and such further information as PPT possesses to enable Sanyo to manufacture the Licensed Products in compliance with the specifications PPT has established for such Licensed Products under PPT Know-How.

                            ARTICLE 5: ASSET TRANSFER

     5.1 within thirty {30) days after the Date of this Agreement, PPT shall deliver to Sanyo the information in PPT's possession with respect to customers of the Licensed Products and their use of the Licensed Products.

     5.2 Within thirty (30) days after the Date of this Agreement, PPT shall ship to a location designated by Sanyo, F.O.B. San Diego, the inventory of Licensed Products as described in PPT's letter to Sanyo dated February 18, 2000.

     5.3 For a period of one (1) year from the Date of this Agreement, Sanyo shall have the right to sell the Licensed Products transferred under the Paragraph 5.2 with PPT's label without changing it.

     5.4 For a period of one (1) year from the Date of this Agreement, PPT shall take orders from customers on Sanyo's behalf and provide referral services to customers.

     5.5 For a period of six (8) months from the Date of this Agreement, PPT agrees to maintain all business and market files concerning Licensed Products in PPT's possession. Upon request of Sanyo, PPT shall deliver to Sanyo such files from time to time. After the expiration of such six (6) month period, PPT shall have no further obligation to maintain or deliver such files to Sanyo.

                             ARTICLE 6: COMPENSATION

     6.1 As compensation for the rights granted by PPT to Sanyo under Article 2 hereof, the trademarks assigned under Article 3 hereof, the technology transferred under Article 4 hereof, and the assets transferred to Sanyo under
Article 5 hereof, Sanyo shall pay to PPT the sum of three hundred and fifty-five thousand U.S. dollars (U.S. $355,000) as follows:

     (a) One hundred and eighty thousand U.S. dollars (U.S. $180,000) within ten
(10) days of the Date of this Agreement, and

     (b) One hundred and seventy-five thousand U.S. dollars (U.S. $175,000) within ten (10) days of the receipt of all of the Licensed Cell Lines and PPT Know-How, including the Cell Line Growth Information described in Paragraph 4.1, the information described in Paragraph 5.1 and the inventory of the Licensed Products described in Paragraph 5.2.

                    ARTICLE 7: REPRESENTATIONS AND WARRANTIES

     7.1 PPT represents and warrants that it is the owner of all right, title and interest in and to PPT Patents and Licensed PPT Cell Lines free and clear of all liens and encumbrances.

     7.2 PPT represents and warrants that to its knowledge it is the owner of all right, title and interest in and to the trademarks PRONECTIN" and "SMARTPLASTIC" free and clear of any liens and encumbrances and that, prior to the assignment made hereunder, it has the exclusive right to use the aforesaid marks in commerce, throughout the United States, for use as described in the Principal Register of the U.S. Patent and Trademark Office under registration numbers 1,705,720 and 2,168,749, respectively.

     7.3 PPT further represents and warrants that to its knowledge it has the requisite right and authority to grant the rights and licenses provided for in this Agreement and that to its knowledge the grant of such rights and licenses does not violate any right of any third party whether vested, unvested or inchoate.

     7.4 PPT represents and warrants that PPT Know-How transferred pursuant to
Article 4 hereof is current, accurate, and sufficient in detail and content to enable Sanyo to grow Licensed PPT Cell Lines and manufacture and sell Licensed Products in compliance with the specifications PPT has established for said Licensed Products as described in PPT's letter to Sanyo dated February 18, 2000.

     7.5 PPT makes no representations and provides no warranty with respect to the assets transferred pursuant to Article 5 hereof, except that the inventory met the specifications as described in Article 7.4 upon manufacture.

     7.6 PPT represents and warrants that it has not commercialized, on its own or through third parties, Proteinaceous Polymers other than the Licensed Products and will not commercialize during the term of this Agreement or thereafter, on its own or through third parties, Proteinaceous Polymers in the Sanyo Field.

     7.7 PPT represents and warrants that it has taken and will continue to take during the term of this Agreement all reasonable security measures to protect the secrecy, confidentiality and value of the PPT Know-How to the extent that this is feasible and consistent with its own R & D, commercialization, and marketing of products and technology it sells outside the Sanyo Field and instructing customers in appropriate uses thereof.

     7.8 PPT represents and warrants that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement either requires PPT to obtain any permits, authorizations or consents under current law from any governmental authority or, to PPP's knowledge, from any third party or results in the breach of or gives rise to a cause for termination of any agreement or contract to which PPT is a party or by which PPT is bound or which otherwise relates to PPT Know-How.

     7.9 PPT represents and warrants that there are no pending claims, actions, judicial or adversary proceedings concerning the PPT Know-How or the manufacture, use or sale of any product under PPT Patent Rights, and no such action or proceeding is threatened.

     7.10 PPT represents and warrants that, to its knowledge, neither the manufacture, use, nor sale of any Licensed Product within the scope of PPT Patent Rights will: (i) conflict with, infringe upon or violate any patent or other proprietary right of any third party, except as described in PPT's letter dated February 18, 2000; or (ii) breach any confidential relationship or violate any contractual right of any third party except as described in PPP's letter dated February 18, 2000; and PPT has no notice of any claim that Sanyo's manufacture, use or sale of any such Licensed Product will or might conflict with, infringe, or violate any patent, proprietary right, or violate any contractual right of any third party.

                           ARTICLE 8: CONFIDENTIALITY

     8.1 PPT and Sanyo shall treat information comprising PPT Know-How as confidential. Sanyo shall not use PPT Know-How outside the Sanyo Field, and shall not disclose PPT Know-How to others during the term of this Agreement; provided, however, that Sanyo may, at its discretion, disclose PPT Know-How to customers, distributors and end users of Licensed Products for use thereof in the Sanyo Field, and to manufacturing sublicensees who agree to maintain the PPT Know-How in confidence and not disclose it to others during the term of this Agreement. PPT shall not use PPT Know-How in the Sanyo Field nor disclose PPT Know-How to others for use in the

Sanyo Field; provided, however, that PPT may use PPT Know-How outside the Sanyo Field and, at its discretion, may disclose PPT Know-How for use outside the Sanyo Field to customers, distributors and end users of products sold outside the Sanyo Field, and also to other manufacturing licensee(s) who agree to maintain the PPT Know-How in confidence and not disclose it to others during the term of this Agreement.

     8.2 In the event that Sanyo discloses any technical or business information (collectively "Sanyo Information") in confidence to PPT, subject to the provisions of Paragraph 8.3 hereof, PPT shall not use such information or disclose it to others during the term of this Agreement without the express written consent of Sanyo.

     8.3 The provisions of Paragraphs 8.1 and 8.2 shall not apply to any disclosure or use by the receiving party of information:

     (a) known to the receiving party prior to disclosure thereto by the disclosing party, as evidenced by the receiving party's written records;

     (b) that is now in the public domain, or which hereafter comes into the public domain, without fault of the receiving party;

     (c) that is at any time lawfully disclosed to the receiving party from a third party without violation of any obligation to the disclosing party hereunder, and without restriction on the further disclosure or use of the information running in favor of such disclosing party;

     (d) that is developed by the receiving party without reference to the information as received from the disclosing party;

     (e) that it is necessary for either party to disclose in connection with the filing of any patent application;

     (f) that a regulatory agency requires (i) Sanyo to disclose in connection with an application for regulatory approval of an application, use, or process for manufacture of a Licensed Product within the Sanyo Field; or (ii) PPT to disclose in connection with an application for regulatory approval of an application, use, or process for manufacture of a Licensed Product outside the Sanyo Field;

     (g) that either party is required to disclose by court order; or

     (h) is requested by a treating physician or other health professional in the event that a medical emergency arises that is associated with the handling or exposure to a Licensed Product or any precursor thereof, and the physician or other health professional determines that a medical or occupational health need exists for such information in order to administer appropriate emergency or first-aid treatment.

No combination or compilation of information shall qualify under any of the exceptions of this Paragraph 8.3 merely because it is constituted of plural elements of information which qualify under one or more of such exceptions, even though all of such elements of information do so qualify, unless the combination or compilation is fully set forth in a single document meeting at least one of such exceptions.

                             ARTICLE 9: INFRINGEMENT

     PPT will promptly notify Sanyo of any counterfeiting, imitation or passing off of any Licensed Product or suspected infringement of any PPT Patent in the Sanyo Field by any third party of which PPT becomes aware. Sanyo shall have the right at its sole discretion and at its own expense to bring an action to police such third party infringement. PPT agrees to join such action as a party plaintiff provided that Sanyo underwrites the reasonable expense of representation of PPT as a party plaintiff in such action based on claims which Sanyo asserts. PPT shall fully cooperate with Sanyo in the prosecution of such action including the provision of witnesses and documentation which Sanyo requests in connection with the investigation of the claim and the submission of evidence supportive thereof. PPT may be represented in such action by its own counsel at its own expense. It is understood and agreed that Sanyo is not and shall not be obligated to provide representation to PPT or to defray PPT's expenses in the defense of any claim brought by any party against PPT, either in any action or proceeding brought by Sanyo under this Article 9 or otherwise.

                             ARTICLE 10: INDEMNITIES

     10.1 PPT shall indemnify, defend, and hold Sanyo harmless from and against any and all loss, claims, suits, proceedings, expenses, recoveries, and damages, including costs and attorneys fees arising out of, based on, or caused by breach of any of the warranties of Article 7 hereof.

     10.2 Sanyo shall indemnify, defend, and hold PPT harmless from and against any and all loss, claims, suits, proceedings, expenses recoveries, and damages, including costs and reasonable attorneys fees arising out of, based on, or caused by any manufacture, use or sale of Licensed Products by Sanyo, or by any customer of Sanyo, except that Sanyo shall have no obligation to defend or indemnify PPT with respect to any damages, losses or liabilities arising out of gross negligence or more culpable act or omission of PPT.

     10.3 PPT shall indemnify, defend, and hold Sanyo harmless from and against any and all loss, claims, suits, proceedings, expenses, recoveries, and damages, including costs and reasonable attorneys fees arising out of, based on, or caused by any manufacture, use or sale of Proteinaceous Polymer(s), including derivatives or Coated Products thereof, by PPT either outside the exclusive grant to Sanyo under this Agreement or in violation thereof, or by any customer of PPT, except that PPT shall have no obligation to defend or indemnify Sanyo with respect to any damages, losses or liabilities arising out of gross negligence or more culpable act or omission of Sanyo.

                        ARTICLE 11: TERM AND TERMINATION

     11.1 This Agreement shall remain in effect until the expiration of the last to expire of patents comprised by PPT Patent Rights.


     11.2 Either party shall be entitled to remedies at law and equity recognized and applied by a court having proper jurisdiction over a dispute that may arise between the parties.

                            ARTICLE 12: ASSIGNABILITY

     This Agreement shall be assignable by Sanyo to any third party subject to transfer of the entire business to which this Agreement relates.

                               ARTICLE 13: NOTICES

     Any notice or report or other communication permitted or required under this Agreement shall be in writing and sent by certified mail, express mail, postage prepaid, return receipt requested, or by commercial delivery service, addressed to the party to whom the notice is to be given. Ail notices, reports or other communications made hereunder shall be deemed to have been made five days after the date postmarked, if sent by mail, or two business days after deposit if sent by commercial delivery service. Changes in address shall be accomplished by a notice in compliance with this Article 13. The current address for each party is as follows:


       PROTEIN POLYMER                      SANYO CHEMICAL
       TECHNOLOGIES, INC.                   INDUSTRIES, LTD.
       10655 Sorrento Valley Road           11-1 Ikkyo Nomoto-cho,
       San Diego, CA 92101                  Higashiyama-ku, Kyoto 605-0995
       United States of America             Japan
       Attention: J. Thomas Parmeter,       Attention: Masakazu SugJura, General
       President                            Manager, Bio & Medical Group,
                                            Technology & Business Innovation
                                            Department, Research Division

                            ARTICLE 14: MISCELLANEOUS

     14.1 Sanyo shall have the right to mark Licensed Products with the numbers of PPT Patents applicable thereto.

     14.2 This Agreement shall be construed in accordance with the law and judicial decisions of the State of California in effect as of the Date of this Agreement.

     14.3 PPT agrees for itself, its successors, and assigns, that it will execute without further consideration any further lawful documents and assurances, including recordable trademark assignments, that may be deemed necessary by Sanyo to secure to Sanyo's interest in the rights transferred under this Agreement.

     14.4 This Agreement represents the entire understanding between the parties as of the Date of this Agreement with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, representations, statements, and writings, between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and specifically referring to this Agreement and duly executed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first written above.


PROTEIN POLYMER                         SANYO CHEMICAL
TECHNOLOGIES, INC.                      INDUSTRIES, LTD.

BY:   /s/ J. THOMAS PARMETER            By:   /s/ FUSAYOSHI MASUDA
   ----------------------------            ---------------------------
   J. Thomas Parmeter                      Fusayoshi Masuda
   PRESIDENT                               SENIOR MANAGING DIRECTOR

                                  SCHEDULE 1.1
                                  ------------

PATENT                                                        CORRESPONDING INTERNATIONAL
NUMBER            ISSUE DATE     TITLE                        PATENTS AND/OR APPLICATIONS
------            ----------     -----                        ---------------------------

U.S. 5,514,581    May 7, 1996    Functional Recombinantly     PCT/US89/05016: issued in
                                 Prepared Synthetic Protein   Austral[a, Europe, Finland,
                                 Polymer                      Norway, South Korea; Pending in
                                                              Denmark, Japan

U.S. 5,760,004    Jun 2, 1998    Chemical modification of     PCT/US95/12959: Issued in
                                 repetitive polymers to       Australia. Pending in Canada,
                                 enhance water solubility     Europe, Japan

U.S. 5,770,697    Jun 23, 1998   Peptides Comprising          Not Applicable
                                 Repetitive Units of Amino
                                 Acids and DNA Sequences
                                 Encoding the Same


PATENT
APPLICATION                                                   CORRESPONDING INTERNATIONAL
NUMBER            FILING DATE    TITLE                        PATENTS AND/OR APPLICATIONS
-----------       -----------    -----                        ---------------------------
U.S.     S/N      Jun 7, 1995    Peptides     Comprising      Not Applicable
08/482,085                       Repetitive Units of Amino
                                 Acids and DNA Sequences
                                 Encoding the Same

U.S.     S/N      Jun 7, 1995    Functional Recombinanty      Not Applicable
08/475,411                       Prepared Synthetic Protein
                                 Polymer

U.S.     S/N      Jun 7, 1995    Functional Recombinantly     Not Applicable
08/478,029                       Prepared Synthetic Protein
                                 Polymer

U.S.     S/N      Feb 23, 1998   Chemical modification of     Not Applicable
09/028,086                       repetitive polymers to
                                 enhance water solubility



                                  SCHEDULE 1.2
                                  ------------

                        Trade Name             Product Number
                        ----------             --------------
                        ProNectin F            PF1001, PF1005
                        ProNectin L            PL1001
                        ProNectin F Plus       PP1001
                        SmartPlastic           PF3035, PF3060, PF3100,
                                               PF4006, PF4024, PF4096